Exhibit 10.2

Third Amendment to Independent Contractor and Consultant Agreement

This Third Amendment to Independent Contractor and Consultant Agreement (this "Amendment") is entered into as of March 1, 2023 (“Effective Date”), by and between Laureate Education, Inc. ("Client") and MC Consultoria and Assesoria Empresarial LTDA (“Consultant”), enrolled with the CNPJ under No. – 42.272.712/ 0001-00 ("Consultant"), of Alameda Rio Negro, 503-23o Andar-Sala 2313 B – Alphaville, Barueri/SP, Brasil, ZIP: 06454-000, and is subject to the following terms and conditions.

I. Background

Client and Consultant executed that certain Independent Contractor and Consultant Agreement dated as of May 28, 2021 (the “Original Consultant Agreement”, as amended by that certain Amendment to Independent Contractor and Consultant Agreement dated as of July 21, 2021 (the “First Amendment”), as further amended by that certain Second Amendment to Independent Contractor and Consultant Agreement dated as of March 1, 2022 (the “Second Amendment” and the Original Consultant Agreement, as amended by the First Amendment and Second Amendment, the “Consultant Agreement”) pursuant to which Client retained Consultant to provide the services as set forth in the Consultant Agreement.

Client and Consultant reviewed the consideration paid by Client to Consultant and have agreed to amend the consideration for the period commencing March 1, 2023 through February 28, 2024 in accordance with the terms and conditions of this Amendment.

II. .    Compensation during the Extended Term

a.Client and Consultant agree that for the services to be provided by Consultant to Client during the one-year period starting March 1, 2023, Client shall pay Consultant an Annual Base Fee of BRL 2,122,153.80, which shall be paid in twelve (12) equal monthly installments over a calendar year period, with each monthly installment being equal to BRL 176,846.15. Accordingly, to reflect the change in the Annual Base Fee, the section entitled “Annual Base Fee” in the table on Schedule A to the Original Consultant Agreement, as replaced by the section entitled “Annual Base Fee” set forth in Section II of the Second Amendment are deleted in its entirety and replaced with the following:

Annual Base Fee:
BRL 2,122,153.80, which shall be paid in twelve (12) equal monthly installments over a calendar year period, with each monthly installment being equal to BRL 176,846.15. In addition, every December, the Consultant will receive one extra monthly fee, equivalent to 13th monthly. The 13th monthly payment shall be calculated based on the average of Annual Base Fee, Annual Bonus and any other cash consideration provided by Client to Consultant during such year, and in any event, calculated in accordance with applicable Brazil laws and regulations.

b.Further, Client and Consultant agree that for the services to be provided by Consultant to Client during the one-year period starting March 1, 2023, Client shall pay Consultant certain other benefits for Car Plan, Meal Vouchers and Life Insurance and such other benefits should be increased from the rates set forth in the Original Consultant Agreement. Accordingly, to reflect the changes in the amount of benefits for Car Plan, Meal Vouchers and Life Insurance, the sections entitled “Other Cash

Exhibit 10.2
Benefits” and “Other Non-Cash Benefits” in the table on Schedule A to the Original Consultant Agreement are deleted in its entirety and replaced with the following:

Other Cash Benefits:	Car Plan: BRL 208,028.50, annually, with the payment to be made in July 2023.

Meal Vouchers: BRL 18,346.74 annually

Vacation Premium: 1/3 of Consultant’s monthly fee, to be paid when the Consultant is enjoying vacation. While Consultant is taking vacation days off, the monthly fee will continue to be paid. The monthly fee paid during vacation and the vacation premium shall be calculated based on the average of Annual Base Fee, Annual Bonus and any other cash consideration provided by Client to Consultant during such year, and in any event, calculated in accordance with applicable Brazil laws and regulations.
Other Non-cash Benefits:	Life Insurance: BRL 10,603.73 per month

Health Insurance: BRL 15,541.32 per month

Consultant shall be obligated to obtain insurance with third party providers at his own cost and expense and with coverages as determined by the Consultant for Consultant and his family. Client will provide subsidies for such insurance coverage to Consultant in the amounts set forth in this section.

III. Miscellaneous

Except as expressly set forth in this Amendment, the terms of the Consultant Agreement shall remain in full force and effect.

Exhibit 10.2
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

CONSULTANT                    LAUREATE EDUCATION, INC.
By: /s/ Marcelo Cardoso                By:     /s/ Adam Smith
(signature)                        (signature)

Name: Marcelo Cardoso                Name:     Adam Smith
(Print name)                    (Print name)

Title:                         Title: Senior Vice President–People and Culture

Date:     3/20/2023                Date:     3/20/2023

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